UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of September 25, 2015, Independence Realty Trust, Inc. (“IRT”), Independence Realty Operating Partnership, LP (“IROP”) and Independence Realty Advisors, LLC (the “Advisor”) entered into the Second Amendment (the “Advisory Agreement Amendment”) to the Second Amended and Restated Advisory Agreement dated May 7, 2013 among IRT, IROP and the Advisor (the “Advisory Agreement”). The Advisory Agreement Amendment implements IRT’s previously disclosed intention to amend the Advisory Agreement so that, for periods subsequent to October 1, 2015, the Advisor will receive (i) a quarterly base management fee of 0.375% of IRT’s cumulative equity raised and (ii) a quarterly incentive fee equal to 20% of IRT’s Core FFO in excess of $0.20 per share. The Advisory Agreement Amendment also implements IRT’s previously disclosed intention to extend the initial term of the advisory agreement until October 1, 2020.

A copy of the Advisory Agreement Amendment is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 25, 2015	By:	/s/ James J. Sebra
		Name:	James J. Sebra
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment dated as of September 25, 2015 to the Second Amended and Restated Advisory Agreement dated May 7, 2013 among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP and Independence Realty Advisors, LLC.